                                                               EXHIBIT 10.8.3.1

                                AMENDMENT NO. 1


                 AMENDMENT NO. 1 dated as of December 18, 1995, between FIDELITY NATIONAL FINANCIAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                 The Company, the Banks and the Administrative Agent are parties to a Credit Agreement dated as of September 21, 1995 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $35,000,000. The Company, the Banks and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

                 Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

                 Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of November 14, 1995, the Credit Agreement shall be amended as follows:

                 2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

                 2.02. Section 1.01 of the Credit Agreement shall be amended by adding the following new definition and inserting the same in the appropriate alphabetical location:

                 "'Recoupment Amount' means, as of any date, the aggregate amount, as of such date, received, directly or indirectly, by the Company or any of its Subsidiaries, whether through insurance, a judgment or otherwise, in reimbursement of any expenses or charges of the Company or any of its Subsidiaries relating to the loan fraud described in the memorandum attached as Exhibit A hereto; provided that, for purposes of Section 8.10(d) hereof, Recoupment



                               Amendment No. 1

         Amount shall be rounded down to the nearest multiple of $100,000".

                 2.03. Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of paragraph (r) thereof, (ii) relettering paragraph (s) thereof as paragraph (t) and (iii) inserting the following new paragraph (s) immediately prior to new paragraph (t):

                 "(s) promptly upon receipt thereof, notice of any Recoupment Amount received by the Company or any of its Subsidiaries; and"

                 2.04. Section 8.10(d) of the Credit Agreement is hereby amended by (i) replacing the number "$12,000,000" appearing directly opposite the words "Fidelity National Title Insurance Company of New York" with "$8,000,000 plus the Recoupment Amount".

                 Section 3. Representations and Warranties. The Company represents and warrants to the Banks that the representations and warranties set forth in Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 7 to "this Agreement" included reference to this Amendment No. 1.

                 Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of November 14, 1995, upon the satisfaction of the following conditions precedent:

                 4.01. Execution by All Parties. This Amendment No. 1 shall have been executed and delivered by each of the parties hereto.

                 4.02. Documents. The Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

                 (1) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of the Company (or, in the alternative, a certification to the effect that none of such documents has been modified since delivery thereof on the Closing Date pursuant to the Credit Agreement) and of all corporate authority for the Company (including, without limitation, board of director





                                Amendment No. 1
         resolutions and evidence of the incumbency of officers for the Company) with respect to the execution, delivery and performance of this Amendment No. 1 and the Credit Agreement as amended hereby and the loans under the Credit Agreement as amended hereby and each other document to be delivered by the Company from time to time in connection with the Credit Agreement as amended hereby (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).

                 (2) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

                 Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.





                                Amendment No. 1

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                                     FIDELITY NATIONAL FINANCIAL, INC.


                                     By /s/ Carl A. Strunk
                                        --------------------------------------
                                               Carl A. Strunk
                                        Title: Executive Vice President and
                                               Chief Financial Officer





                                Amendment No. 1

                                          BANKS
                                          -----

                                          THE CHASE MANHATTAN BANK
                                           (NATIONAL ASSOCIATION)



                                          By /s/ Bryan J. Rolfe
                                             ---------------------------------
                                             Title: Vice President


                                          IMPERIAL BANK




                                          By /s/ Bruce Vanderberg
                                             ---------------------------------
                                             Title: Sr. Vice President



                                          SANWA BANK CALIFORNIA



                                          By /s/ David C. Misch
                                             ---------------------------------
                                             Title: Commercial Banking Officer


                                          FIRST INTERSTATE BANK
                                              OF CALIFORNIA


                                          By /s/ Marla W. Johnson
                                             ---------------------------------
                                             Title: Vice President





                                Amendment No. 1

                                          THE CHASE MANHATTAN BANK
                                           (NATIONAL ASSOCIATION),
                                           as Administrative Agent


                                          By /s/ Bryan J. Rolfe
                                             ---------------------------------
                                             Title: Vice President





                                Amendment No. 1

                                                                      EXHIBIT A


                     [FIDELITY NATIONAL TITLE LETTERHEAD]



                                  MEMORANDUM

TO: BANKS WHICH ARE A PARTY TO THE FIDELITY NATIONAL FINANCIAL, INC. CREDIT AGREEMENT DATED AS OF SEPTEMBER 21, 1995

FROM:   DAVE KENNEALLY

DATE:   NOVEMBER 17, 1995

SUBJ:   FIDELITY NATIONAL TITLE INSURANCE COMPANY OF NEW YORK ("FNNEW")

--------------------------------------------------------------------------------

The major components of the FNNEW change in surplus are:

In late June of 1995 FNNEW became aware of a loan fraud perpetrated by an individual in Virginia. The loan fraud involved approximately 23 individual transactions closed by a now cancelled agent, Innovisions Title. Currently, the exposure to FNNEW is approximately $3.1 million, this was the primary component of the third quarter $3.0 Stat loss.

GAAP Treatment:

        $3.1 million reclassification from Incurred But Not Reported ("IBNR") reserves to Case reserves.

        GAAP reserves at September 30, 1995:

        Case                    $ 7,006,000
        IBNR                     12,219,000
                                -----------
                                $19,225,000
                                ===========

Statutory Treatment:

        $3.1 million expense
        Increase in non-admitted assets of $620,000
        Statutory reserve for undetermined title losses approximately $8,006,000

Resolution:
-----------

        Ultimately the Company expects to recoup approximately $2.35 million under Fidelity Bond coverage, which will result in a reversal of the impact on a GAAP and Stat basis up to the amount of the recovery.

Intercompany Prior Period Adjustment:

        A $743,000 charge was taken as an intercompany prior period adjustment.

Total statutory impact of above approximately ($4.4 million).

                           CERTIFICATE OF SECRETARY

                                      OF

                      FIDELITY NATIONAL FINANCIAL, INC.


        I, M'Liss Jones Kane, Secretary of Fidelity National Financial, Inc., a Delaware corporation (the "Company"), hereby certify that neither the charter nor the bylaws of the Company have been modified since their delivery on the Closing Date, as defined in the Credit Agreement dated September 21, 1995 between the Company and certain lenders for which The Chase Manhattan Bank is administrative agent (the "Credit Agreement") and all of the corporate authority for the Company including, without limitation, board of director resolutions and evidence of the incumbency of officers for the Company with respect to the execution, delivery and performance of Amendment Number One to the Credit Agreement and the Credit Agreement as amended hereby and each such other documents to be delivered by the Company from time to time in connection with the Credit Agreement as amended hereby.

        IN WITNESS WHEREOF, I hereby set my hand this 20th day of December, 1995.



                                                  /s/ M'LISS JONES KANE
                                         ---------------------------------------
                                               M'Liss Jones Kane, Secretary
                                             Fidelity National Financial, Inc.

                           CERTIFICATE OF SECRETARY
                                      OF
                      FIDELITY NATIONAL FINANCIAL, INC.


        I, M'Liss Jones Kane, the duly elected Secretary of Fidelity National Financial, Inc. ("FNFI"), hereby certify that at a meeting of the Board of Directors held on September 14, 1995, the following resolutions were unanimously adopted:


        RESOLVED, that the Board of Directors approves a $35,000,000 Revolving Credit and Term Loan Facility as presented to the Board and evidenced by that certain Credit Agreement between FNFI and The Chase Manhattan Bank, attached hereto;

        FURTHER RESOLVED, that the appropriate officers of this corporation be and hereby are authorized to take all necessary action to cause said transactions referred to in the Credit Agreement to be completed, including but not limited to executing all documents required at closing and as may be needed in the future.


        IN WITNESS WHEREOF, I hereby set my hand and seal this 3rd day of January, 1996.


                                                  /s/ M'LISS JONES KANE
                                         ---------------------------------------
                                               M'Liss Jones Kane, Secretary